UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 11, 2024

Y-MABS THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38650	47-4619612
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

230 Park Avenue

Suite 3350

New York, New York 10169

(Address of principal executive offices) (Zip Code)

(646) 885-8505

(Registrant’s telephone number, include area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	YMAB	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement.

On September 11, 2024, Y-mAbs Therapeutics, Inc. (the “Company”) entered into a lease agreement (the “Lease”) with Princeton 202 Associates Limited Partnership (the “Lessor”) for approximately 10,817 square feet located at 202 Carnegie Center, Princeton, New Jersey (the “Premises”). The Company intends to use the Premises as its corporate headquarters once it transfers to the Premises, which it expects to do in the first half of 2025. The term of the Lease will commence once the fitout of the Premises is complete and the Company takes possession of the space and will expire 10 years and nine months after such date. The Company has two options to extend the Lease, each for an additional five-year term. The Lease provides for approximately 5,040 square feet of office space in the same location as the Premises that is available for immediate occupancy and until the fitout of the Premises is complete. The aggregate estimated base rent payment due over the initial term of the Lease is approximately $3.9 million.

The Lease contains customary provisions requiring the Company to pay its pro rata share of operating expenses and certain taxes and fees related to the Premises and provisions allowing the Lessor to terminate the Lease upon the occurrence of certain customary Company events of default.

The foregoing description of the Lease is qualified in its entirety by reference to the Lease, a copy of which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ending September 30, 2024.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above in Item 1.01 of this Current Report on Form 8-K regarding the Lease is incorporated into this Item 2.03 by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Y-MABS THERAPEUTICS, INC.

Date: September 17, 2024	By:	/s/ Peter Pfreundschuh
Peter Pfreundschuh
Chief Financial Officer and Treasurer